SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   Form 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 1, 2000

                      Abigail Adams National Bancorp, Inc.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                   0-10971              52-1508198
-----------------------------  --------------------  --------------------
(State or other jurisdiction    (SEC File Number)     (I.R.S. Employer
      of incorporation)                               Identification No.)




Registrant's telephone number, including area code:  (202) 466-4090
                                                     --------------



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 4.  Change of Accountants


         On December 1, 2000, Keller Bruner & Company, LLP became a part of the accounting firm of McGladrey & Pullen, LLP. McGladrey & Pullen, LLP will continue to provide audit services to the Registrant as the successor auditing firm to Keller Bruner & Company, LLP. Keller, Bruner & Company, LLP did not resign or decline to stand for re-election and they were not dismissed.

         During each of the past two years, the opinion of Keller, Bruner & Company, LLP did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or principal. During the preceding two years and subsequent interim periods, the Registrant had no disagreements with Keller, Bruner & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. None of the events described at Regulation 304(a)(1)(V) of Regulation S-K took place within the preceding two years or subsequent interim periods. The decision to engage McGladrey & Pullen, LLP was approved by the board of directors.



Item 7.  Letter from Keller, Bruner & Company, LLP
         -----------------------------------------

                  [LETTERHEAD OF KELLER BRUNER & COMPANY, LLP]





December 8, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We were previously the independent accountants for Abigail Adams National Bancorp, Inc., and on February 2, 1999, we reported on the consolidated financial statements of Abigail Adams National Bancorp, Inc. as of and for the year ended December 31, 1999. On December 1, 2000, we informed Abigail Adams National Bancorp, Inc. that we had merged with McGladrey & Pullen, LLP, and we would no longer be the independent accountants for Abigail Adams National Bancorp, Inc. We have read Abigail Adams National Bancorp, Inc.'s statements included under Item 4 of its Form 8-K for December 1, 2000, and we agree with such statements.

Sincerely,

KELLER BRUNER & COMPANY, LLP

/s/ C. Raymond Green

C. Raymond Green
Partner

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          ABIGAIL ADAMS NATIONAL BANCORP, INC.


DATE: December 8, 2000                   By:       /s/ Karen Schafke
                                                   -----------------------------
                                                   Karen Schafke
                                                   Chief Financial Officer